                                                            Exhibit 23



                         Independent Auditor's Consent
                         -----------------------------



The Board of Directors
CBS Corporation:


We consent to the inclusion of our report dated March 12, 1999, with respect to the combined balance sheets of the GESCO Businesses (certain businesses of a division of CBS Corporation) as of December 31, 1998 and 1997, and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K/A of Morrison Knudsen Corporation.



KPMG LLP

/s/ KPMG LLP

Pittsburgh, Pennsylvania
June 7, 1999